EXHIBIT 99.1

JOINT FILING STATEMENT

          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Stock, par value $.001 per share, of NPTest Holding Corporation has been adopted and filed on behalf of each of them and (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal officer thereof.

December 29, 2003

NPTEST HOLDING, LLC

By: FRANCISCO PARTNERS GP, LLC, Its Managing Member

By:	/s/ Gerald Morgan
Name: Title:	Gerald Morgan Managing Director

FRANCISCO PARTNERS L.P.,

By: FRANCISCO PARTNERS GP, LLC, Its General Partner,

By:	/s/ Gerald Morgan
Name: Title:	Gerald Morgan Managing Director

FRANCISCO PARTNERS GP, LLC,

By:	/s/ Gerald Morgan
Name: Title:	Gerald Morgan Managing Director